Exhibit 10.23
                                    AGREEMENT


      AGREEMENT made as of the 15th day of July, 2004 by and among Call Compliance, Inc., a company organized under the laws of New York ("CCI" or the "Company"), Tele-Serve Inc., a company organized under the laws of New York ("Payee"), and Compliance Systems Corporation, a company organized under the laws of Delaware ("CSC").

      Reference is hereby made to that certain Promissory Note ("Note") dated December 1, 2002, pursuant to which CCI is indebted to Payee in the aggregate principal amount of Two Hundred and Forty-Two Thousand Dollars and ~`(degree)/ioo ($242,000.00). CCI is a wholly-owned subsidiary of CSC, a guarantor under the Note.

      Pursuant to the Note, during the five-year period which began on June 1, 2003, the Company is obligated to pay to the Payee a monthly amount of Six Thousand One Hundred Twenty-Eight Dollars and Seventy Cents ($6,128.70) on the last day of each month ("Monthly Payment"). All Monthly Payments through December 31, 2003 have been made in accordance with the terms of the Note.

      The Payee has advised the Company that on a retro-active basis with respect to the Monthly Payments, commencing as of January 1, 2004, and for the one-year period ending December 31, 2004 (the "Payment Period"), certain of its shareholders (the "Shareholders") wish to receive their share of the distribution from the Monthly Payment in-kind, in shares of non-voting Class B Common Stock, $.ooi par value per share ("Common Stock"), of CSC, at a valuation of $1.50 per share, subject to adjustment as set forth below ("Purchase Price").

      In accordance herewith, the Payee hereby agrees to receive as full payment of each Monthly Payment under the Note (1) a cash payment to Payee in the amount of One Thousand One Hundred and Twenty-Eight Dollars and 67/100 ($1,128.67) and
(ii) Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock of CSC. The shares will be issued by CSC on or about July 30, 2004 with respect to the two quarters ended March 31 and June 30, 2004, respectively, and on or about September 30 and December 31, 2004, with respect to the quarters then ended, directly to the shareholders of the Payee, in the amounts set forth beside their

                                                            185757v1/100497.0401
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                                   AGREEMENT

respective names set forth on Schedule "A" attached hereto ("Shareholders"). Notwithstanding the forgoing, if at any time during or after the Payment Period CSC enters into any transaction involving the sale of any Common Stock or securities exercisable, convertible or exchangeable for shares of Class A or Class B Common Stock of CSC, and the effective purchase and br conversion, exercise or exchange price is less than $1.50 per share ("Adjusted Price"),

                                                            185757v1/100497.0401
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                                   AGREEMENT


then the Purchase Price shall be adjusted on a retroactive and prospective basis, as applicable, to equal the Adjusted Price, and CSC shall promptly issue to each of the Shareholders the appropriate number of additional shares of Common Stock.

      The Payee hereby represents that each of the Shareholders has agreed to receive its pro rata share of the Monthly Payment in shares of Common Stock and that the payments in (i) and (ii) of the immediately preceding paragraph shall constitute full payment by the Company to Payee of each Monthly Payment and full compliance by the Company of its obligations under the Note. However, in the event of an event of default under the Note, the terms of this agreement shall automatically be null and void and the Company's cash payment obligations under the Note shall govern in all respects.

      IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto on the date appearing on the first page.

CALL COMPLIANCE, INC.
By: /s/  [Illegible]
    --------------------------

COMPLIANCE SYSTEMS CORPORATION
By: /s/  [Illegible]
    --------------------------

                                                            185757v1/100497.0401
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SHAREHOLDER                           NUMBER OF SHARES TO BE ISSUED EACH OUARTER

Steven Wolfe                                           1,250.00

Alan Ilberman                                          1,250.00

Judith Felsen                                          1,250.00

Robert Greenspan                                       1,250.00

Louis Potters                                          1,250.00

Robert Reiner                                          1,250.00

Lorraine Chinnici                                      1,250.00

Robert Brookstein                                        156.25

Judi Livigni                                             156.25

Jaime Brookstein                                         156.25

Jacki Brookstein                                         156.25

Arnanda Garfinkel                                        156.25

Stephanie Garfinkel                                      156.25

Nicholas Garflnkel                                       156.25

Michael Garfinkel                                        156.25

Total                                                 10,000.00


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